UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 24, 2013 (October 18, 2013)

KMG Chemicals, Inc.

(Exact name of registrant as specified in its charter)

TEXAS	001-35577	75-2640529
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

9555 W. Sam Houston Pkwy S., Suite 600, Houston, Texas		77099
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code 713-600-3800

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05	Item 2.05, Costs Associated with Exit or Disposal Activities.

This current report on Form 8-K/A amends and supplements the current report on Form 8-K filed by KMG Chemicals, Inc. on October 18, 2013. The current report on Form 8-K is being amended by this Form 8-K/A to include our estimate of charges to be incurred in connection with the announced closing of our facility in Fremont, California. No other amendments to the Form 8-K are being made by this Form 8-K/A (Amendment No. 1).

On October 18, 2013, we issued a press release announcing that we will close our Fremont, California manufacturing site.

We now estimate, based on current expectations, that the charges to be incurred in connection with that action will be approximately $1.2 million, and estimate that they consist of approximately $460,000 for severance costs, $400,000 for lease termination and restoration and $310,000 for environmental closure costs.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KMG Chemicals, Inc.

By:	/s/ Roger C. Jackson	Date: October 24, 2013
Roger C. Jackson
General Counsel